Exhibit 99.1

Arno Therapeutics, Inc. Appoints Alexander Zukiwski, M.D. as Interim Chief Executive Officer and Mr. Lawrence Kenyon as Chief Operating Officer

FLEMINGTON, NJ – July 18, 2014 – Arno Therapeutics, Inc. (OTCQB: ARNI), a clinical stage biopharmaceutical company focused on the development of oncology therapeutics, today announced that Alexander Zukiwski, M.D., has been appointed as the interim Chief Executive Officer effective immediately. Dr. Zukiwski will continue in his role as Vice President and Chief Medical Officer of the Company. Dr. Zukiwski has an extensive background in pharmaceuticals and biotechnology over a distinguished 19 year career, including serving as Executive Vice President, Clinical Research, and Chief Medical Officer at MedImmune, Inc., as well as positions of increasing responsibility at Johnson & Johnson Pharmaceutical Research & Development, LLC (JJPRD) and Ortho Biotech. Dr. Zukiwski replaces Mr. Glenn Mattes, who is leaving to pursue other opportunities.

Dr. Arie Belldegrun, Chairman of the Board of Directors was quoted as saying: “On behalf of the Board, we would like to thank Glenn for his contributions to Arno over the last three years. Glenn leaves the company after successfully leading the overall growth of the company, overseeing the progress of our clinical development program while building an outstanding leadership team. We wish Glenn the very best.”

In addition to the appointment of Dr. Zukiwski, Mr. Lawrence Kenyon, Arno’s Chief Financial Officer, was named Chief Operating Officer, expanding his duties to include day-to-day responsibility of the company’s business-related functions. Mr. Kenyon has an extensive financial and operations background in the pharmaceutical and biotech industries spanning 25 years.

Mr. Randy Thurman, Vice Chairman of Arno’s Board of Directors, will also take on a more active role, first overseeing the transition and then working with the board and management to ensure that Company priorities are effectively executed. Mr. Thurman has over 20 years of CEO leadership experience in the pharmaceutical, biotechnology and life sciences industry.

Dr. Belldegrun went on to say “Alex and Larry bring the necessary leadership experience that is vital to Arno’s continued success. Together with our very talented and experienced management team, Arno is well positioned to move our clinical development programs forward. Our focus continues to be on executing against the on-going clinical trials of our lead product candidate onapristone while leveraging the other compounds and assets in Arno’s portfolio. On behalf of the Board, Randy has agreed to oversee the transition and work with the management team on our near term goals and strategy. I remain highly confident in Arno’s potential to develop onapristone and our other compounds as targeted cancer therapies and in addressing the unmet medical needs of patients.”

About Arno Therapeutics

Arno Therapeutics is a clinical stage biopharmaceutical company developing innovative products for the treatment of cancer.  Arno has exclusive worldwide rights to develop and market three innovative anti-cancer product candidates.  These compounds are in clinical or preclinical development as product candidates to treat hematologic malignancies and solid tumors.  For more information about the company, please visit www.arnothera.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include, without limitation, statements regarding the timing, progress and anticipated results of the clinical development of onapristone, as well as Arno's strategy, future operations, outlook, milestones, future financial position, future financial results, plans and objectives. We may not actually achieve these plans, intentions or expectations and Arno cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make. Such factors include, among others, risks that the results of clinical trials will not support our claims or beliefs concerning the effectiveness of onapristone or any of our other product candidates, our ability to finance the development of our product candidates, regulatory risks, and our reliance on third party researchers and other collaborators. Additional risks are described in the company's Annual Report on Form 10-K for the year ended December 31, 2013. Arno is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

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Contact:

Arno Therapeutics, Inc.

Mr. Lawrence Kenyon

(862) 703-7170